Exhibit 99.1

News Release From ScanSoft, Inc. For Immediate Release

Contacts:

Richard Mack	Jonna Schuyler
ScanSoft, Inc.	ScanSoft, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@scansoft.com	Email: jonna.schuyler@scansoft.com
ScanSoft Announces Preliminary Fiscal Third Quarter Results
Revenue Driven by Continued Performance in Global Speech Business,
Earnings Strength from Improved Cost Control and Operating Productivity
BURLINGTON, Mass., August 3, 2005 — ScanSoft, Inc. (Nasdaq: SSFT), a global leader of speech and imaging solutions, today announced preliminary financial results for its third fiscal quarter, ended June 30, 2005, above its previously provided guidance. ScanSoft issued the preliminary results in advance of its participation in several investor conferences and meetings in the coming week.
Based on preliminary financial data, ScanSoft expects fiscal third quarter 2005 revenue between $55 million and $56 million; GAAP earnings between $(0.01) and $0.00 per share; and non-GAAP earnings between $0.04 and $0.05 per diluted share. These financial results are subject to revision until ScanSoft reports its final fiscal third quarter results on August 9, 2005.
On May 9, 2005, ScanSoft provided guidance for its fiscal third quarter 2005 of revenue between $53 million and $55 million, a GAAP loss between $(0.03) and $(0.04) per share, and non-GAAP earnings between $0.03 and $0.04 per diluted share.
In addition to using GAAP results in evaluating ScanSoft’s business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, non-cash taxes, amortization of intangible assets, non-cash stock-based compensation and restructuring charges. See “GAAP to non-GAAP Reconciliation” below for further information on ScanSoft’s non-GAAP measure.
“These preliminary results indicate that ScanSoft completed another strong quarter through sustained revenue growth and continued operating improvements,” said Paul Ricci, chairman and CEO, at ScanSoft. “Our continued operational progress gives us additional confidence as we head into our fourth fiscal quarter and prepare to close the Nuance acquisition.”

Highlights from the Fiscal Third Quarter 2005
•	Achieved strong performance in ScanSoft’s speech solutions — network speech, embedded speech and dictation;

•	Exceeded expectations for the PDF Converter 3.0 launch through higher than expected upgrades and new volume license agreements;

•	Improved operating margins by focusing on expense controls and generating additional cost synergies from recent acquisitions.
Expectations for the Fiscal Fourth Quarter 2005
In its fiscal fourth quarter, ending September 30, 2005, ScanSoft expects to benefit from continued strength in its speech business as well as a product release in its family of imaging products. ScanSoft is cautious, however, about possible disruptions in the quarter from the Nuance integration and reminds investors that the quarter ending September 30 is historically a seasonally weak quarter. Taking these factors into account, the company indicated it is comfortable with the range of current analyst expectations for revenue in the fourth fiscal quarter 2005 of $53.0 to $56.5 million. ScanSoft expects measured expense growth in the quarter and therefore also believes that the range of analyst GAAP earnings between $(0.01) and $0.01 per share and non-GAAP earnings between $0.03 and $0.05 per diluted share is reasonable. These expectations do not include the impact of ScanSoft’s pending acquisition of Nuance Communications, Inc., which is anticipated to close in September 2005, or associated merger-related expenses or restructuring charges.
ScanSoft to Announce Final Third Quarter 2005 Earnings on August 9, 2005
On Tuesday, August 9, 2005, ScanSoft will announce final results for its fiscal third quarter of 2005 after the market close. In conjunction with the announcement, ScanSoft will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.
The conference call can also be heard via telephone by dialing (888) 428-4473 or (612) 332-0228 five minutes prior to the call and referencing conference code 792067. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 792067.
About ScanSoft, Inc.
ScanSoft, Inc. (Nasdaq: SSFT) is a global leader of speech and imaging solutions that are used to automate a wide range of manual processes — saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.
###
Trademark reference: ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
On August 1, 2005, ScanSoft filed with the SEC a Registration Statement on Form S-4 (Reg. No. 333-125496) containing a definitive Joint Proxy Statement/Prospectus regarding the proposed transaction. Investors and security holders are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus as it contains important information about ScanSoft, Nuance, the transaction and related matters. Investors and security holders may obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by ScanSoft and Nuance through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.
ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.
Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding ScanSoft’s preliminary fiscal third quarter financial results, ScanSoft’s expectations for the fourth fiscal quarter, the future demand for, performance of, and opportunities for growth in ScanSoft’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; the proposed transaction between ScanSoft and Nuance, the integration planning efforts, and any other statements about ScanSoft managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for ScanSoft’s existing and future products; economic conditions in the United States and abroad; ScanSoft’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in ScanSoft’s products and technologies; the ability to consummate the proposed Nuance transaction; the ability of ScanSoft to successfully integrate Nuance’s operations and employees; the ability to realize anticipated synergies from acquired businesses; and the other factors described in ScanSoft’s Annual Report on Form 10K for the year ended September 30, 2004 and ScanSoft’s most recent quarterly report filed with the SEC, as well as the Joint Proxy Statement/Prospectus described above. ScanSoft disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document .

ScanSoft, Inc.
GAAP to Non-GAAP Reconciliation
(in 000’s, except per share amounts)
Unaudited
GAAP: Fiscal Third Quarter 2005
    Net Income Per Share Guidance (provided on May 9, 2005)

	Three months ended
	June 30, 2005
	Low	High
Total revenue	$53,000	$55,000

GAAP net income (loss), per share	$(0.04)	$(0.03)
Cost of revenue from amortization of intangible assets, per share	$0.03	$0.03
Amortization of intangible assets, per share	$0.01	$0.01
Stock-based compensation, per share	$0.01	$0.01
Restructuring and other charges, per share	$0.02	$0.02
Non-cash interest expense, per share	$0.00	$0.00
Non-cash taxes, per share	$0.00	$0.00

Non-GAAP net income (loss), per share	0.03	0.04

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common shares: basic	123,000	123,000

Weighted average common and common equivalent shares: diluted	123,000	123,000

GAAP: Fiscal Third Quarter 2005
    Net Income Per Share Preliminary Results

	Three months ended
	June 30, 2005
	Low	High
Total revenue	$55,000	$56,000

GAAP net income (loss), per share	$(0.01)	$0.00
Cost of revenue from amortization of intangible assets, per share	$0.01	$0.01
Amortization of intangible assets, per share	$0.01	$0.01
Stock-based compensation, per share	$0.01	$0.01
Restructuring and other charges, per share	$0.02	$0.02
Non-cash interest expense, per share	$0.00	$0.00
Non-cash taxes, per share	$(0.00)	$(0.00)

Non-GAAP net income (loss), per share	$0.04	0.05

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common shares: basic	109,000	109,000

Weighted average common and common equivalent shares: diluted	117,000	117,000

GAAP: Fiscal Fourth Quarter 2005
    Net Income Per Share Guidance

	Three months ended
	September 30, 2005
	Low	High
Total revenue	$53,000	$56,500

GAAP net income (loss), per share	$(0.01)	$0.01
Cost of revenue from amortization of intangible assets, per share	$0.02	$0.02
Amortization of intangible assets, per share	$0.01	$0.01
Stock based compensation, per share	$0.01	$0.01
Restructuring and other charges, per share	$—	$—
Non-cash interest expense, per share	$0.00	$0.00
Non-cash taxes, per share	$0.00	$0.00

Non-GAAP net income (loss), per share	0.03	0.05

Shares used in computing non-GAAP net income (loss), per share:

Weighted average common shares: basic	115,000	115,000

Weighted average common and common equivalent shares: diluted	123,000	123,000

This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude, as applicable, non-cash taxes, the amortization of intangible assets, non-cash stock-based compensation and restructuring charges. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.